UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2018

ATHENE HOLDING LTD.
(Exact name of registrant as specified in its charter)

	Bermuda	001-37963	98-0630022
	(State or other jurisdiction of	(Commission	(I.R.S. Employer
	incorporation or organization)	file number)	Identification Number)

96 Pitts Bay Road
Pembroke, HM08, Bermuda
(Address of principal executive offices and zip code)

(441) 279-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2018, the Board of Directors (the “Board”) of Athene Holding Ltd. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Fehmi Zeko to the Board, effective immediately. Pursuant to the bye-laws of the Company, Mr. Zeko’s appointment is on an interim basis, subject to being elected by the shareholders of the Company at the 2018 annual general meeting of shareholders. If elected at the 2018 annual general meeting of shareholders, Mr. Zeko, who was appointed by the Board as a Class II director, would have a term that expires at the annual general meeting of shareholders to be held in 2020.

Mr. Zeko has served as Vice Chairman, Global Technology, Media and Telecommunications Investment Banking Group at Bank of America Merrill Lynch since 2015. Prior to Bank of America, Mr. Zeko was Senior Managing Director, Group Head North America and Global Chairman, Telecom, Media, Entertainment and Technology (“TMET”) at Macquarie Capital, where he led the firm’s Global TMET Investment Banking and Principal Investing Practice. Prior to joining Macquarie Capital, Mr. Zeko was Vice Chairman and Co-Founder of the Foros Group, where he led the firm’s Media and Communication Advisory Practice. Prior to that role, Mr. Zeko held senior investment banking positions at Deutsche Bank and Citigroup. He received his Bachelor of Business Administration and Master of Business Administration in Finance from Texas Christian University’s Neeley School of Business. He formerly served on the school’s International Board of Visitors.

Mr. Zeko will be eligible to receive director compensation, as more fully described under the caption “Director Compensation” of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2017. It is anticipated that Mr. Zeko will enter into a standard indemnification agreement with the Company, as more fully described under the caption “Indemnification of Directors” on page 70 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on February 26, 2018 (the “Annual Report”). Furthermore, it is anticipated that Mr. Zeko will enter into the Company’s standard form Director Retention Letter with the Company, effective upon his appointment to the Board. The standard form of Director Retention Letter was previously filed as Exhibit 10.33 to the Annual Report, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Zeko and any person pursuant to which Mr. Zeko was selected as a director, and there are no actual or proposed transactions between Mr. Zeko or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board has affirmatively determined that Mr. Zeko qualifies as an independent director as defined by the listing standards of the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENE HOLDING LTD.

Date: March 2, 2018	/s/ John L. Golden
John L. Golden
Executive Vice President, Legal